Exhibit 99.1 - News Release of Lee Enterprises, Incorporated dated January 30, 2009

201 N. Harrison St.

Davenport, IA  52801

www.lee.net

NEWS RELEASE

Lee Enterprises receives extension of covenant waiver  DAVENPORT, Iowa (Jan. 30, 2009) — Lee Enterprises, Incorporated (NYSE: LEE), has received an extension of a waiver of covenant conditions related to the $306 million Pulitzer Notes debt of its subsidiary St. Louis Post-Dispatch LLC. The waiver has been extended until Feb. 6, 2009, while financing discussions continue. The Pulitzer Notes mature in April 2009.

Lee Enterprises is a premier provider of local news, information and advertising in primarily midsize markets, with 49 daily newspapers and a joint interest in four others, online sites and more than newspapers and specialty publications in 23 states. Lee’s markets include St. Louis, Mo.; Lincoln, Neb.; Madison, Wis.; Davenport, Iowa; Billings, Mont.; Bloomington, Ill.; and Tucson, Ariz. Lee stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee, please visit www.lee.net.

Contact: dan.hayes@lee.net, (563) 383-2100

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